EXHIBIT 99.1

Wyndham Worldwide Reports Second Quarter 2014 Earnings

Adjusted Diluted EPS Growth of 19%

Raises Full Year EBITDA and EPS Guidance

PARSIPPANY, N.J. (July 24, 2014) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended June 30, 2014.

SECOND QUARTER HIGHLIGHTS:

•	Adjusted diluted earnings per share (EPS) was $1.17, an increase of 19% from adjusted diluted EPS of $0.98 in the second quarter of 2013. Reported diluted EPS was $1.20, compared with $0.98 in the second quarter of 2013.

•	Revenues increased 7% compared with the second quarter of 2013.

•	Adjusted EBITDA increased 9% compared with the second quarter of 2013.

•	The Company repurchased 2.3 million shares of its common stock for $170 million.

“We delivered strong results in the second quarter, improving upon the positive trends from the first quarter,” said Stephen P. Holmes, chairman and CEO. “Domestic RevPAR growth continued to accelerate, net Vacation Ownership Interest sales increased ten percent and we are seeing continued strong growth in rental transaction volume.”

SECOND QUARTER 2014 OPERATING RESULTS

Second quarter revenues were $1.3 billion, an increase of 7% from the prior year period. The increase reflects growth in all of the Company’s business segments.

Adjusted net income was $150 million, or $1.17 per diluted share, compared with $133 million, or $0.98 per diluted share for the same period in 2013. The performance reflects solid operating results across all of the Company’s businesses and lower interest expense. EPS growth also benefited from the Company’s share repurchase program.

Reported net income for the second quarter of 2014 was $153 million, or $1.20 per diluted share, compared with $133 million, or $0.98 per diluted share, for the second quarter of 2013. Reported net income included items excluded from adjusted net income. The net result of these items favorably impacted second quarter 2014 net income by $3 million. Full reconciliations of adjusted results to GAAP results appear in Table 8 of this press release.

Free cash flow was $695 million for the six months ended June 30, 2014, compared with $654 million for the same period in 2013. The growth of free cash flow largely reflects favorable timing of working capital. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. For the six months ended June 30, 2014, net cash provided by operating activities was $793 million, compared with $758 million in the prior year period.

BUSINESS UNIT RESULTS

Lodging (Wyndham Hotel Group)

Revenues were $283 million in the second quarter of 2014, an 8% increase over the second quarter of 2013. The increase predominantly reflects higher RevPAR.

Domestic RevPAR increased 8.8%, partially offset by a 1.8% decline in international RevPAR, resulting in a 5.6% increase in total system-wide RevPAR compared with the second quarter of 2013. International RevPAR declined due to unfavorable currency movements and growth in lower-RevPAR countries such as China.

Adjusted EBITDA for the second quarter of 2014 was $87 million, a 12% increase compared with the second quarter of 2013. The increase was primarily due to higher RevPAR.

As of June 30, 2014, the Company’s hotel system consisted of approximately 7,540 properties and 650,200 rooms, a 2.4% room increase compared with the second quarter of 2013. The development pipeline included over 970 hotels and approximately 117,000 rooms, of which 57% were international and 67% were new construction.

Vacation Exchange and Rentals (Wyndham Exchange & Rentals)

Revenues were $402 million in the second quarter of 2014, a 7% increase over the second quarter of 2013. In constant currency and excluding the impact of acquisitions, revenues were up 3%.

Exchange revenues were $168 million, flat compared with the second quarter of 2013, as a 1.7% increase in average number of members was offset by a 1.8% decline in exchange revenue per member.

Vacation rental revenues were $217 million, a 13% increase over the second quarter of 2013. Excluding the impact of foreign currency and acquisitions, vacation rental revenues were up 6%, reflecting a 4.9% increase in transaction volume and a 1.2% increase in the average net price per vacation rental.

Adjusted EBITDA for the second quarter of 2014 was $87 million, a 2% increase compared with the second quarter of 2013.

Vacation Ownership (Wyndham Vacation Ownership)

Revenues were $673 million in the second quarter of 2014, a 7% increase over the second quarter of 2013, primarily reflecting higher gross VOI sales and a lower loan loss provision.

Gross VOI sales were $496 million in the second quarter of 2014, an increase of 3% over the second quarter of 2013, reflecting a 1.1% increase in volume per guest, a 1.0% increase in tour flow and increased tele-sales upgrades.

Adjusted EBITDA for the second quarter of 2014 was $185 million, a 15% increase compared with the second quarter of 2013, primarily reflecting the revenue increases.

OTHER ITEMS

•	The Company repurchased 2.3 million shares of common stock for $170 million during the second quarter of 2014. From July 1 through July 23, 2014, the Company repurchased an additional 0.5 million shares for $37 million. The Company’s remaining share repurchase authorization totals $311 million as of July 23, 2014.
•	Reported net interest expense in the second quarter of 2014 was $26 million, compared with $32 million in the second quarter of 2013, reflecting lower rates associated with a fixed-for-floating rate swap and a $2 million benefit from a value added tax adjustment.

BALANCE SHEET INFORMATION AS OF JUNE 30, 2014:

•	Cash and cash equivalents of $247 million, compared with $194 million at December 31, 2013
•	Vacation ownership contract receivables, net, of $2.7 billion, compared with $2.8 billion at December 31, 2013
•	Vacation ownership and other inventory of $1.0 billion, unchanged from December 31, 2013
•	Securitized vacation ownership debt of $1.9 billion, unchanged from December 31, 2013
•	Long-term debt of $2.8 billion, compared with $2.9 billion at December 31, 2013. The remaining borrowing capacity on the revolving credit facility, net of commercial paper borrowings, was $1.4 billion as of June 30, 2014, compared with $1.3 billion as of December 31, 2013

A schedule of debt is included in Table 5 of this press release.

OUTLOOK

Note to Editors: The guidance excludes possible future share repurchases, while analysts’ estimates often include share repurchases. This results in discrepancies between Company guidance and database consensus forecasts.

For the full year 2014, the Company provides the following guidance:

•	Revenues of approximately $5.250 - $5.350 billion (unchanged)
•	Adjusted EBITDA of approximately $1.230 - $1.245 billion up from $1.215 - $1.240 billion
•	Adjusted EPS of approximately $4.34 - $4.44 based on a diluted share count of 128 million up from $4.23 - $4.33 based on a diluted share count of 130 million

CONFERENCE CALL INFORMATION

Wyndham Worldwide Corporation will hold a conference call with investors to discuss the Company’s results, outlook and guidance on Thursday, July 24, 2014 at 8:30 a.m. EDT. Listeners may access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors. An archive of this webcast will be available on the website for approximately 90 days beginning at noon EDT on July 24, 2014. The conference call may also be accessed by dialing 800-369-2125 and providing the passcode "WYNDHAM." Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available for approximately 90 days beginning at noon EDT on July 24, 2014, at 888-296-6944.

The Company will post guidance information on its website following the conference call.

PRESENTATION OF FINANCIAL INFORMATION

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items.  These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing core operating performance. Exclusion of items in our non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA and adjusted EPS to the most directly comparable GAAP measures because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to the Company’s reported results.

ABOUT WYNDHAM WORLDWIDE CORPORATION

One of the world’s largest hospitality companies, Wyndham Worldwide (NYSE: WYN) provides a wide range of hospitality services and products through its global portfolio of world-renowned brands.  The world’s largest hotel company based on the number of properties, Wyndham Hotel Group is home to many of the world’s best-known hotel brands, with approximately 7,500 franchised hotels and 650,200 hotel rooms worldwide. Wyndham Exchange & Rentals is the worldwide leader in vacation exchange and the world’s largest professionally managed vacation rentals business, providing more than 5 million leisure-bound families annually with access to over 107,000 vacation properties in over 100 countries through its prominent exchange and vacation rental brands. The industry and timeshare ownership market leader, Wyndham Vacation Ownership develops, markets, and sells vacation ownership interests and provides consumer financing to owners through its network of over 200 vacation ownership resorts serving approximately 907,000 owners throughout the United States, Canada, Mexico, the Caribbean, and the South Pacific. Based in Parsippany, NJ, Wyndham Worldwide employs approximately 32,800 associates globally. For more information, please visit www.wyndhamworldwide.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings and related financial and operating measures.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Annual Report on Form 10-K, filed with the SEC on February 14, 2014. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media contact:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-6472

margo.happer@wyn.com

Barry Goldschmidt

Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-7703

barry.goldschmidt@wyn.com

Table 1

(1 of 2)

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA”, which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company believes that EBITDA is a useful measure of performance for the Company's industry segments which when considered with GAAP measures, gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to Net income attributable to Wyndham shareholders for the three months ended June 30, 2014 and 2013:

	Three Months Ended June 30,
	2014		2013
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$283	$87	$262	$78
Vacation Exchange and Rentals	402	89	376	85
Vacation Ownership	673	185	630	161
Total Reportable Segments	1,358	361	1,268	324
Corporate and Other (a)	(15)	(35)	(15)	(27)
Total Company	$1,343	$326	$1,253	$297

Reconciliation of EBITDA to Net income attributable to Wyndham shareholders

	Three Months Ended June 30,
	2014	2013
EBITDA	$326	$297
Depreciation and amortization	59	54
Interest expense	29	34
Interest income	(3)	(2)
Income before income taxes	241	211
Provision for income taxes	88	78
Net income attributable to Wyndham shareholders	$153	$133

(a) Includes the elimination of transactions between segments.

The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the three months ended June 30, 2014 and 2013 (for a description of adjustments by segment, see Table 7):

	Three Months Ended June 30,
	2014		2013
	Net Revenues	Adjusted EBITDA	Net Revenues	Adjusted EBITDA
Lodging	$283	$87	$262	$78
Vacation Exchange and Rentals	402	87	376	85
Vacation Ownership	673	185	630	161
Total Reportable Segments	1,358	359	1,268	324
Corporate and Other	(15)	(35)	(15)	(27)
Total Company	$1,343	$324	$1,253	$297

Table 1

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Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to Net income attributable to Wyndham shareholders for the six months ended June 30, 2014 and 2013:

	Six Months Ended June 30,
	2014		2013
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$520	$151	$485	$137
Vacation Exchange and Rentals	781	174	750	179
Vacation Ownership	1,266	300	1,179	272
Total Reportable Segments	2,567	625	2,414	588
Corporate and Other (a)	(31)	(69)	(27)	(57)
Total Company	$2,536	$556	$2,387	$531

Reconciliation of EBITDA to Net income attributable to Wyndham shareholders

	Six Months Ended June 30,
	2014	2013
EBITDA	$556	$531
Depreciation and amortization	115	106
Interest expense	56	66
Early extinguishment of debt	-	111
Interest income	(5)	(4)
Income before income taxes	390	252
Provision for income taxes	146	92
Net income	244	160
Net income attributable to noncontrolling interest	(1)	-
Net income attributable to Wyndham shareholders	$243	$160

(a) Includes the elimination of transactions between segments.

The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the six months ended June 30, 2014 and 2013 (for a description of adjustments by segment, see Table 7):

	Six Months Ended June 30,
	2014		2013
	Net Revenues	Adjusted EBITDA	Net Revenues	Adjusted EBITDA
Lodging	$520	$155	$485	$137
Vacation Exchange and Rentals	781	182	750	179
Vacation Ownership	1,266	300	1,179	274
Total Reportable Segments	2,567	637	2,414	590
Corporate and Other	(31)	(69)	(27)	(57)
Total Company	$2,536	$568	$2,387	$533

Table 2

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net revenues
Service and membership fees	$616	$583	$1,205	$1,152
Vacation ownership interest sales	382	347	685	611
Franchise fees	166	152	293	274
Consumer financing	106	106	211	211
Other	73	65	142	139
Net revenues	1,343	1,253	2,536	2,387

Expenses
Operating	572	548	1,106	1,056
Cost of vacation ownership interests	42	32	81	64
Consumer financing interest	17	20	35	40
Marketing and reservation	206	181	387	357
General and administrative	181	177	376	342
Depreciation and amortization	59	54	115	106
Total expenses	1,077	1,012	2,100	1,965

Operating income	266	241	436	422
Other income, net	(1)	(2)	(5)	(3)
Interest expense	29	34	56	66
Early extinguishment of debt	-	-	-	111
Interest income	(3)	(2)	(5)	(4)

Income before income taxes	241	211	390	252
Provision for income taxes	88	78	146	92
Net income	153	133	244	160
Net income attributable to noncontrolling interest	-	-	(1)	-
Net income attributable to Wyndham shareholders	$153	$133	$243	$160

Earnings per share
Basic	$1.21	$0.99	$1.91	$1.18
Diluted	1.20	0.98	1.89	1.17

Weighted average shares outstanding
Basic	127	135	127	136
Diluted	128	136	129	137

Note: For a description of adjustments to Net Income, see Table 8.

Table 3

(1 of 2)

Wyndham Worldwide Corporation

OPERATING STATISTICS

The following operating statistics are the drivers of our revenues and therefore provide an enhanced understanding of our businesses:

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging
Number of Rooms	2014	646,900	650,200	N/A	N/A	N/A
	2013	631,800	635,100	638,300	645,400	N/A
	2012	609,300	608,300	618,100	627,400	N/A
	2011	609,600	612,900	611,200	613,100	N/A

RevPAR	2014	$32.30	$40.11	N/A	N/A	N/A
	2013	$31.05	$38.00	$41.78	$33.07	$36.00
	2012	$29.73	$37.23	$40.39	$31.86	$34.80
	2011	$27.71	$35.38	$39.49	$30.65	$33.34

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2014	3,727	3,748	N/A	N/A	N/A
	2013	3,668	3,686	3,711	3,728	3,698
	2012	3,684	3,670	3,672	3,670	3,674
	2011	3,766	3,755	3,744	3,734	3,750

Exchange Revenue Per Member	2014	$200.78	$179.17	N/A	N/A	N/A
	2013	$210.96	$182.42	$169.95	$161.21	$181.02
	2012	$204.56	$177.07	$171.14	$165.86	$179.68
	2011	$205.64	$178.46	$172.38	$161.68	$179.59

Vacation Rental Transactions (in 000s) (a)	2014	429	376	N/A	N/A	N/A
	2013	423	355	433	273	1,483
	2012	418	325	390	259	1,392
	2011	398	328	370	250	1,347

Average Net Price Per Vacation Rental (a)	2014	$410.04	$577.13	N/A	N/A	N/A
	2013	$392.64	$540.38	$677.81	$506.62	$532.11
	2012	$379.40	$524.40	$635.44	$484.69	$504.55
	2011	$377.71	$549.09	$701.81	$497.04	$530.78

Vacation Ownership (a)
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (b)	2014	$410,000	$496,000	N/A	N/A	N/A
	2013	$384,000	$481,000	$536,000	$488,000	$1,889,000
	2012	$384,000	$460,000	$502,000	$435,000	$1,781,000
	2011	$319,000	$412,000	$455,000	$409,000	$1,595,000

Tours (in 000s) (c)	2014	170	208	N/A	N/A	N/A
	2013	163	206	225	195	789
	2012	148	186	207	183	724
	2011	137	177	197	173	685

Volume Per Guest (VPG) (c)	2014	$2,272	$2,280	N/A	N/A	N/A
	2013	$2,211	$2,256	$2,278	$2,370	$2,281
	2012	$2,414	$2,361	$2,315	$2,225	$2,324
	2011	$2,192	$2,227	$2,197	$2,296	$2,229

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of acquisitions from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)	Includes Gross VOI sales under the Company's Wyndham Asset Affiliate Model (WAAM) Just-in-Time beginning in the second quarter of 2012 (see Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales).
(c)	Includes the impact of WAAM Just-in-Time related tours beginning in the second quarter of 2012.

ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging
Number of Properties	2014	7,500	7,540	N/A	N/A	N/A
	2013	7,380	7,410	7,440	7,490	N/A
	2012	7,150	7,170	7,260	7,340	N/A
	2011	7,190	7,220	7,190	7,210	N/A

Vacation Ownership
Provision for Loan Losses (in 000s) (*)	2014	$60,000	$70,000	N/A	N/A	N/A
	2013	$84,000	$90,000	$102,000	$73,000	$349,000
	2012	$96,000	$100,000	$124,000	$89,000	$409,000
	2011	$79,000	$80,000	$96,000	$83,000	$339,000

Note: Full year amounts may not add across due to rounding.

(*)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

Table 3

(2 of 2)

Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Lodging

Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned, (ii) properties under affiliation agreements for which the Company receives a fee for reservation and/or other services provided and (iii) properties managed under a joint venture.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Vacation Exchange and Rentals

Average Number of Members: Represents members in our vacation exchange programs who paid annual membership dues as of the end of the period or who are within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with the Company's vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions: Represents the number of transactions that are generated during the period in connection with customers booking their vacation rental stays through the Company. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees during the period divided by the number of vacation rental transactions during the period.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including WAAM sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales.

Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.

Volume per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2011-2014.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2014					2013
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$68	$88	N/A	N/A	N/A	$64	$79	$91	$75	$309
Marketing, Reservation and Wyndham Rewards Revenues (a)	76	101	N/A	N/A	N/A	73	92	118	83	365
Hotel Management Reimbursable Revenues (b)	37	39	N/A	N/A	N/A	25	38	37	35	135
Intersegment Trademark Fees	9	11	N/A	N/A	N/A	8	10	11	10	39
Owned Hotel Revenues	24	20	N/A	N/A	N/A	26	20	18	19	84
Ancillary Revenues (c)	23	24	N/A	N/A	N/A	26	23	22	23	95
Total Lodging	237	283	N/A	N/A	N/A	222	262	297	245	1,027

Vacation Exchange and Rentals
Exchange Revenues	187	168	N/A	N/A	N/A	193	168	158	150	669
Rental Revenues	176	217	N/A	N/A	N/A	166	192	293	138	789
Ancillary Revenues (d)	16	17	N/A	N/A	N/A	15	16	19	17	68
Total Vacation Exchange and Rentals	379	402	N/A	N/A	N/A	374	376	470	305	1,526

Vacation Ownership
Vacation Ownership Interest Sales	303	382	N/A	N/A	N/A	263	347	384	384	1,379
Consumer Financing	105	106	N/A	N/A	N/A	105	106	107	108	426
Property Management Fees	143	145	N/A	N/A	N/A	146	141	143	137	567
WAAM Fee-for-Service Commissions	33	30	N/A	N/A	N/A	24	30	33	20	107
Ancillary Revenues (e)	9	10	N/A	N/A	N/A	11	6	10	9	36
Total Vacation Ownership	593	673	N/A	N/A	N/A	549	630	677	658	2,515
Total Reportable Segments	$1,209	$1,358	N/A	N/A	N/A	$1,145	$1,268	$1,444	$1,208	$5,068

	2012					2011
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$62	$80	$88	$71	$301	$58	$75	$85	$66	$284
Marketing, Reservation and Wyndham Rewards Revenues (a)	68	99	98	80	345	54	75	94	76	299
Hotel Management Reimbursable Revenues (b)	21	22	25	23	91	19	19	21	20	79
Intersegment Trademark Fees (f)	8	9	9	8	34	1	2	3	4	10
Owned Hotel Revenues	8	8	7	18	41	-	-	-	5	5
Ancillary Revenues (c)	18	15	22	23	78	17	19	19	17	72
Total Lodging	185	233	249	223	890	149	190	222	188	749

Vacation Exchange and Rentals
Exchange Revenues	188	162	157	153	660	194	168	161	150	673
Rental Revenues	159	170	248	125	702	150	180	260	125	715
Ancillary Revenues (d)	14	16	15	15	60	12	13	15	16	56
Total Vacation Exchange and Rentals	361	348	420	293	1,422	356	361	436	291	1,444

Vacation Ownership
Vacation Ownership Interest Sales	271	342	373	337	1,323	222	313	320	295	1,150
Consumer Financing	103	102	106	110	421	102	103	105	105	415
Property Management Fees	110	108	117	125	460	110	108	105	101	424
WAAM Fee-for-Service Commissions	12	11	4	6	33	10	11	23	21	65
Ancillary Revenues (e)	5	7	8	12	32	6	6	6	5	23
Total Vacation Ownership	501	570	608	590	2,269	450	541	559	527	2,077
Total Reportable Segments	$1,047	$1,151	$1,277	$1,106	$4,581	$955	$1,092	$1,217	$1,006	$4,270

Note: Full year amounts may not add across due to rounding.

(a)	Marketing and reservation revenues represent fees the Company receives from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees the Company receives relating to its loyalty program.
(b)	Primarily represents payroll costs in the hotel management business that the Company pays on behalf of property owners and for which it is reimbursed by the property owners. During both Q1 and Q2 2014, reimbursable revenues of $2 million, which eliminate in consolidation, were charged to the Company's vacation ownership business. During Q2, Q3 and Q4 2013, such amounts were $1 million, $3 million and $2 million, respectively.
(c)	Primarily includes additional services provided to franchisees.
(d)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.
(f)	During 2011, $3 million, $1 million and $2 million of intersegment trademark fees were recorded as a reduction of expenses in Q1, Q2 and Q3, respectively. As such, total inter-segment trademark fees for 2011 were $16 million.

Table 5

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Securitized vacation ownership debt (a)
Term notes	$1,600	$1,823	$1,648	$1,615	$1,569
Bank conduit facility (b)	291	156	262	273	289
Total securitized vacation ownership debt (c)	1,891	1,979	1,910	1,888	1,858
Less: Current portion of securitized vacation ownership debt	187	192	184	186	217
Long-term securitized vacation ownership debt	$1,704	$1,787	$1,726	$1,702	$1,641

Debt:
Revolving credit facility (due July 2018) (d)	$16	$10	$23	$74	$41
Commercial paper (e)	107	184	210	164	168
$315 million 6.00% senior unsecured notes (due December 2016) (f)	318	318	318	318	319
$300 million 2.95% senior unsecured notes (due March 2017)	299	299	298	298	298
$14 million 5.75% senior unsecured notes (due February 2018)	14	14	14	14	14
$450 million 2.50% senior unsecured notes (due March 2018)	448	447	447	447	447
$40 million 7.375% senior unsecured notes (due March 2020)	40	40	40	40	40
$250 million 5.625% senior unsecured notes (due March 2021)	246	246	246	246	246
$650 million 4.25% senior unsecured notes (due March 2022) (g)	646	645	643	644	644
$400 million 3.90% senior unsecured notes (due March 2023) (h)	403	395	387	396	397
Capital leases	186	188	191	185	184
Other	99	100	114	117	133
Total long-term debt	2,822	2,886	2,931	2,943	2,931
Less: Current portion of long-term debt	50	52	49	55	52
Long-term debt	$2,772	$2,834	$2,882	$2,888	$2,879

(a)	The Company's vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities ("SPEs") that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company's creditors and legally are not the Company's assets. Additionally, the creditors of these SPEs have no recourse to the Company for principal and interest.
(b)	Represents a non-recourse vacation ownership bank conduit facility with a term through August 2015 and borrowing capacity of $650 million. As of June 30, 2014, this facility had a remaining borrowing capacity of $359 million.
(c)	This debt is collateralized by $2,287 million, $2,328 million, $2,314 million, $2,306 million and $2,414 million of underlying vacation ownership contract receivables and related assets as of June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013, respectively.
(d)	Represents a $1.5 billion revolving credit facility that expires in July 2018. As of June 30, 2014, the Company had $9 million of outstanding letters of credit. After considering outstanding commercial paper borrowings of $107 million, the remaining borrowing capacity was $1.4 billion as of June 30, 2014.
(e)	Represents commercial paper programs of $1.25 billion with a remaining borrowing capacity of $1.1 billion, as of June 30, 2014.
(f)	Includes unamortized gains from the settlement of a derivative in the amount of $3 million as of June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013 and $4 million as of June 30, 2013.
(g)	Includes a $2 million increase and $2 million decrease in the carrying value resulting from a fair value hedge derivative as of June 30, 2014 and December 31, 2013, respectively.
(h)	Includes a $5 million increase and $10 million decrease in the carrying value resulting from a fair value hedge derivative as of June 30, 2014 and December 31, 2013, respectively.

Table 6

(1 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended June 30, 2014
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	178	39,816	66.7%	$117.57	$78.43

TRYP by Wyndham	117	16,740	66.9%	$96.01	$64.19

Wingate by Wyndham	158	14,436	68.7%	$88.24	$60.65

Hawthorn Suites by Wyndham	98	9,737	68.1%	$77.37	$52.72

Ramada	829	114,195	57.2%	$79.00	$45.15

Baymont	346	28,325	56.9%	$66.36	$37.78

Days Inn	1,807	146,139	55.8%	$64.86	$36.20

Super 8	2,436	155,711	60.0%	$50.77	$30.46

Howard Johnson	439	46,214	50.4%	$62.88	$31.68

Travelodge	425	31,075	54.3%	$67.35	$36.60

Microtel Inns & Suites by Wyndham	318	22,744	63.8%	$67.26	$42.88

Knights Inn	383	23,472	46.4%	$46.78	$21.70

Dream	5	989	72.9%	$246.03	$179.38

Night	3	630	72.8%	$158.86	$115.62

Total Lodging	7,542	650,223	58.0%	$69.13	$40.11

Vacation Ownership
Wyndham Vacation Ownership resorts	201	23,450	N/A	N/A	N/A

Total Wyndham Worldwide	7,743	673,673

	As of and For the Three Months Ended June 30, 2013
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	136	32,400	63.5%	$118.31	$75.10

TRYP by Wyndham	103	14,344	64.6%	$95.59	$61.75

Wingate by Wyndham	158	14,493	65.0%	$86.67	$56.34

Hawthorn Suites by Wyndham	91	9,118	67.6%	$72.51	$49.02

Ramada	837	114,691	54.4%	$80.42	$43.78

Baymont	325	26,860	55.6%	$63.70	$35.42

Days Inn	1,833	148,411	51.7%	$64.78	$33.46

Super 8	2,356	150,467	59.0%	$52.70	$31.08

Howard Johnson	446	45,089	48.2%	$62.57	$30.18

Travelodge	437	32,607	51.9%	$66.48	$34.50

Microtel Inns & Suites by Wyndham	310	22,080	60.7%	$64.85	$39.34

Knights Inn	374	22,963	42.5%	$45.08	$19.17

Dream	5	990	75.5%	$262.46	$198.18

Night	3	630	61.5%	$169.06	$103.91

Total Lodging	7,414	635,143	55.2%	$68.78	$38.00

Vacation Ownership
Wyndham Vacation Ownership resorts	190	23,410	N/A	N/A	N/A

Total Wyndham Worldwide	7,604	658,553

NOTE: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 6

(2 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Six Months Ended June 30, 2014
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	178	39,816	61.1%	$115.42	$70.55

TRYP by Wyndham	117	16,740	59.2%	$91.64	$54.22

Wingate by Wyndham	158	14,436	63.9%	$85.95	$54.93

Hawthorn Suites by Wyndham	98	9,737	64.7%	$76.76	$49.66

Ramada	829	114,195	53.7%	$79.22	$42.52

Baymont	346	28,325	52.0%	$64.25	$33.40

Days Inn	1,807	146,139	50.2%	$63.56	$31.92

Super 8	2,436	155,711	55.8%	$49.63	$27.69

Howard Johnson	439	46,214	47.0%	$62.41	$29.32

Travelodge	425	31,075	49.5%	$64.82	$32.08

Microtel Inns & Suites by Wyndham	318	22,744	58.8%	$65.08	$38.24

Knights Inn	383	23,472	43.6%	$45.50	$19.84

Dream	5	989	73.4%	$217.94	$159.91

Night	3	630	66.3%	$139.04	$92.20

Total Lodging	7,542	650,223	53.5%	$67.78	$36.23

Vacation Ownership
Wyndham Vacation Ownership resorts	201	23,450	N/A	N/A	N/A

Total Wyndham Worldwide	7,743	673,673

	As of and For the Six Months Ended June 30, 2013
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	136	32,400	60.2%	$115.98	$69.80

TRYP by Wyndham	103	14,344	59.3%	$96.39	$57.15

Wingate by Wyndham	158	14,493	61.0%	$85.05	$51.88

Hawthorn Suites by Wyndham	91	9,118	63.1%	$71.57	$45.19

Ramada	837	114,691	51.5%	$79.58	$41.01

Baymont	325	26,860	50.7%	$62.15	$31.50

Days Inn	1,833	148,411	47.3%	$63.27	$29.91

Super 8	2,356	150,467	54.4%	$51.38	$27.96

Howard Johnson	446	45,089	45.6%	$61.78	$28.17

Travelodge	437	32,607	47.8%	$64.89	$31.02

Microtel Inns & Suites by Wyndham	310	22,080	56.4%	$63.01	$35.56

Knights Inn	374	22,963	40.4%	$43.34	$17.53

Dream	5	990	68.5%	$220.79	$151.31

Night	3	630	57.5%	$146.22	$84.14

Total Lodging	7,414	635,143	51.3%	$67.35	$34.55

Vacation Ownership
Wyndham Vacation Ownership resorts	190	23,410	N/A	N/A	N/A

Total Wyndham Worldwide	7,604	658,553

NOTE: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 7

(1 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

Three months ended March 31, 2014	Net Revenues	Reported EBITDA	Executive Departure Costs	Venezuela Currency Devaluation (b)	VAT Adjustment (c)	Adjusted EBITDA
Lodging	$237	$64	$4	$-	$-	$68
Vacation Exchange and Rentals	379	85	-	10	-	95
Vacation Ownership	593	115	-	-	-	115
Total Reportable Segments	1,209	264	4	10	-	278
Corporate and Other (a)	(16)	(34)	-	-	-	(34)
Total Company	$1,193	$230	$4	$10	$-	$244

Three months ended June 30, 2014
Lodging	$283	$87	$-	$-	$-	$87
Vacation Exchange and Rentals	402	89	-	-	(2)	87
Vacation Ownership	673	185	-	-	-	185
Total Reportable Segments	1,358	361	-	-	(2)	359
Corporate and Other (a)	(15)	(35)	-	-	-	(35)
Total Company	$1,343	$326	$-	$-	$(2)	$324

(a)	Includes the elimination of transactions between segments.
(b)	Represents the devaluation of the official exchange rate of Venezuela.
(c)	Reversal of a reserve for value-added taxes.

Table 7

(2 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

Three months ended March 31, 2013	Net Revenues	Reported EBITDA	Legacy Adjustments (b)	Acquisition Costs (c)	Restructuring Costs (d)	Asset Impairment (e)	Adjusted EBITDA
Lodging	$222	$58	$-	$-	$-	$-	$58
Vacation Exchange and Rentals	374	94	-	-	-	-	94
Vacation Ownership	549	111	-	2	-	-	113
Total Reportable Segments	1,145	263	-	2	-	-	265
Corporate and Other (a)	(12)	(29)	-	-	-	-	(29)
Total Company	$1,133	$234	$-	$2	$-	$-	$236

Three months ended June 30, 2013
Lodging	$262	$78	$-	$-	$-	$-	$78
Vacation Exchange and Rentals	376	85	-	-	-	-	85
Vacation Ownership	630	161	-	-	-	-	161
Total Reportable Segments	1,268	324	-	-	-	-	324
Corporate and Other (a)	(15)	(27)	-	-	-	-	(27)
Total Company	$1,253	$297	$-	$-	$-	$-	$297

Three months ended September 30, 2013
Lodging	$297	$95	$-	$-	$-	$-	$95
Vacation Exchange and Rentals	470	141	-	-	-	-	141
Vacation Ownership	677	176	-	-	-	-	176
Total Reportable Segments	1,444	412	-	-	-	-	412
Corporate and Other (a)	(17)	(33)	(1)	-	-	-	(34)
Total Company	$1,427	$379	$(1)	$-	$-	$-	$378

Three months ended December 31, 2013
Lodging	$245	$47	$-	$-	$9	$8	$64
Vacation Exchange and Rentals	305	36	-	-	-	-	36
Vacation Ownership	658	172	-	-	-	-	172
Total Reportable Segments	1,208	255	-	-	9	8	272
Corporate and Other (a)	(13)	(33)	-	-	-	-	(33)
Total Company	$1,195	$222	$-	$-	$9	$8	$239

Twelve months ended December 31, 2013
Lodging	$1,027	$279	$-	$-	$9	$8	$296
Vacation Exchange and Rentals	1,526	356	-	-	-	-	356
Vacation Ownership	2,515	619	-	2	-	-	621
Total Reportable Segments	5,068	1,254	-	2	9	8	1,273
Corporate and Other (a)	(59)	(122)	1	-	-	-	(121)
Total Company	$5,009	$1,132	$1	$2	$9	$8	$1,152

 __________

Note: The sum of the quarters may not agree to the twelve months ended December 31, 2013 due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Relates to a net (benefit)/expense from the resolution of and adjustment to certain contingent liabilities and assets resulting from the Company's separation from Cendant.
(c)	Relates to costs incurred in connection with the acquisition of Midtown 45, a NYC property (January 2013).
(d)	Relates to costs incurred as a result of an organizational realignment initiative.
(e)	Relates primarily to a non-cash impairment charge from a partial write-down of the Hawthorn trademark.

Table 8

(1 of 3)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended June 30, 2014
	As Reported	Legacy Adjustments			VAT Adjustment (b)			As Adjusted non-GAAP
Net revenues
Service and membership fees	$616	$			$			$616
Vacation ownership interest sales	382							382
Franchise fees	166							166
Consumer financing	106							106
Other	73							73
Net revenues	1,343		-			-		1,343

Expenses
Operating	572							572
Cost of vacation ownership interests	42							42
Consumer financing interest	17							17
Marketing and reservation	206							206
General and administrative	181					2		183
Depreciation and amortization	59							59
Total expenses	1,077		-			2		1,079

Operating income	266		-			(2)		264
Other income, net	(1)							(1)
Interest expense	29					2		31
Interest income	(3)							(3)

Income before income taxes	241		-			(4)		237
Provision for income taxes	88		1	(a)		(2	) (c)	87
Net income attributable to Wyndham shareholders	$153		$(1)			$(2)		$150

Earnings per share
Basic	$1.21		$-			$(0.02)		$1.18
Diluted	1.20		-			(0.02)		1.17

Weighted average shares outstanding
Basic	127		127			127		127
Diluted	128		128			128		128

__________

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note:	EPS amounts may not add due to rounding.
(a)	Relates to the reversal of a state tax accrual.
(b)	Relates to the reversal of a reserve for value-added taxes at the Company's vacation exchange and rentals business.
(c)	Relates to the tax effect of the adjustment.

Table 8

(2 of 3)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Six Months Ended June 30, 2014
	As Reported	Executive Departure Costs (a)		Venezuela Currency Devaluation (c)		Legacy Adjustments		VAT Adjustment (e)		As Adjusted non-GAAP
Net revenues
Service and membership fees	$1,205	$		$		$		$		$1,205
Vacation ownership interest sales	685									685
Franchise fees	293									293
Consumer financing	211									211
Other	142									142
Net revenues	2,536		-		-		-		-	2,536

Expenses
Operating	1,106				(10)					1,096
Cost of vacation ownership interests	81									81
Consumer financing interest	35									35
Marketing and reservation	387									387
General and administrative	376		(4)						2	374
Depreciation and amortization	115									115
Total expenses	2,100		(4)		(10)		-		2	2,088

Operating income	436		4		10		-		(2)	448
Other income, net	(5)									(5)
Interest expense	56								2	58
Interest income	(5)									(5)

Income before income taxes	390		4		10		-		(4)	400
Provision for income taxes	146		1 (b)		1 (b)		1 (d)		(2) (b)	147

Net income	244		3		9		(1)		(2)	253
Net income attributable to noncontrolling interest	(1)		-		-		-		-	(1)

Net income attributable to Wyndham shareholders	$243		$3		$9		$(1)		$(2)	$252

Earnings per share
Basic	$1.91		$0.02		$0.07		$-		$(0.02)	$1.98
Diluted	1.89		0.02		0.07		-		(0.02)	1.96

Weighted average shares outstanding
Basic	127		127		127		127		127	127
Diluted	129		129		129		129		129	129

__________

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Related to costs associated with an executive's departure at the Company's lodging business.
(b)	Relates to the tax effect of the adjustment.
(c)	Represents the devaluation of the official exchange rate of Venezuela at the Company's vacation exchange and rental business.
(d)	Relates to the reversal of a state tax accrual.
(e)	Relates to the reversal of a reserve for value-added taxes at the Company's vacation exchange and rentals business.

Table 8

(3 of 3)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Six Months Ended June 30, 2013
	As Reported	Legacy Adjustments		Acquisition Costs		Early Extinguishment of Debt		As Adjusted non-GAAP
Net revenues
Service fees and membership	$1,152							$1,152
Vacation ownership interest sales	611							611
Franchise fees	274							274
Consumer financing	211							211
Other	139							139
Net revenues	2,387	-		-		-		2,387

Expenses
Operating	1,056			(2	) (b)			1,054
Cost of vacation ownership interests	64							64
Consumer financing interest	40							40
Marketing and reservation	357							357
General and administrative	342							342
Depreciation and amortization	106							106
Total expenses	1,965	-		(2)		-		1,963

Operating income	422	-		2		-		424
Other income, net	(3)							(3)
Interest expense	66							66
Early extinguishment of debt	111					(111	) (c)	-
Interest income	(4)							(4)

Income before income taxes	252	-		2		111		365
Provision for income taxes	92	(1)	(a)	1	(d)	42	(d)	134

Net income	$160	$1		$1		$69		$231

Earnings per share
Basic	$1.18	$0.01		$0.01		$0.51		$1.71
Diluted	1.17	0.01		0.01		0.50		1.69

Weighted average shares outstanding
Basic	136	136		136		136		136
Diluted	137	137		137		137		137

__________

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates to a state tax payment for legacy tax matters.
(b)	Relates to the costs incurred in connection with the acquisition of Midtown 45, a NYC property (January 2013) at the Company's vacation ownership business.
(c)	Represents costs incurred for the early repurchase of a portion of the Company's 7.375%, 5.75% and 6.00% senior unsecured notes and the remaining portion of the 9.875% senior unsecured notes.
(d)	Relates to the tax effect of the adjustment.

Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION

(In millions)

FREE CASH FLOW

We define free cash flow to be net cash provided by operating activities less property and equipment additions which we also refer to as capital expenditures.

We believe free cash flow to be a useful operating performance measure to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions, development advances and equity investments, as well as our ability to return cash to shareholders through dividends and share repurchases. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities, net cash used in investing activities and net cash used in financing activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Six Months Ended June 30,
	2014	2013

Net cash provided by operating activities	$793	$758
Less: Property and equipment additions	(98)	(104)
Free cash flow	$695	$654

GROSS VOI SALES

The following table provides a reconciliation of Gross VOI sales (see Table 3) to vacation ownership interest sales (see Table 4):

Year
2014	Q1	Q2	Q3	Q4	Full Year

Gross VOI sales (a)	$410	$496	N/A	N/A	N/A
Less: Sales under WAAM Fee-for-Service	(44)	(40)	N/A	N/A	N/A
Gross VOI sales, net of WAAM Fee-for-Service sales	366	456	N/A	N/A	N/A
Less: Loan loss provision	(60)	(70)	N/A	N/A	N/A
Less: Impact of percentage-of-completion accounting	(3)	(4)	N/A	N/A	N/A
Vacation ownership interest sales (a)	$303	$382	N/A	N/A	N/A

2013

Gross VOI sales (a)	$384	$481	$536	$488	$1,889
Less: Sales under WAAM Fee-for-Service	(36)	(44)	(51)	(29)	(160)
Gross VOI sales, net of WAAM Fee-for-Service sales	347	437	486	459	1,729
Less: Loan loss provision	(84)	(90)	(102)	(73)	(349)
Less: Impact of percentage of completion accounting	-	-	-	(1)	(1)
Vacation ownership interest sales (a)	$263	$347	$384	$384	$1,379

2012

Gross VOI sales (a)	$384	$460	$502	$435	$1,781
Less: Sales under WAAM Fee-for-Service	(17)	(18)	(5)	(10)	(49)
Gross VOI sales, net of WAAM Fee-for-Service sales	367	442	497	426	1,732
Less: Loan loss provision	(96)	(100)	(124)	(89)	(409)
Vacation ownership interest sales (a)	$271	$342	$373	$337	$1,323

2011

Gross VOI sales	$319	$412	$455	$409	$1,595
Less: Sales under WAAM Fee-for-Service	(18)	(19)	(38)	(31)	(106)
Gross VOI sales, net of WAAM Fee-for-Service sales	302	393	417	378	1,489
Less: Loan loss provision	(79)	(80)	(96)	(83)	(339)
Vacation ownership interest sales	$222	$313	$320	$295	$1,150

_____________

Note: Amounts may not add due to rounding.

(a) Includes VOI sales under WAAM Just-in-Time beginning in the second quarter of 2012.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company's VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2014	$25	$21	N/A	N/A	N/A
2013	$24	$18	$22	$25	$89
2012	$27	$20	$22	$28	$97
2011	$18	$18	$21	$11	$68